Exhibit 10.1
AMENDMENT No. 2 of AMENDED AND RESTATED LNG SALE AND PURCHASE AGREEMENT (FOB)
THIS AMENDMENT NO. 2 OF AMENDED AND RESTATED LNG SALE AND PURCHASE AGREEMENT (FOB) (this “Amendment”) is made and entered into as of June 27, 2019, between Corpus Christi Liquefaction, LLC, a Delaware limited liability company whose principal place of business is located at 700 Milam St., Suite 1900, Houston, TX 77002 (“Seller”), and PT Pertamina (Persero), a company registered in the Republic of Indonesia whose principal place of business is located at Jalan Medan Merdeka Timur No. 1A, Jakarta 10110 Indonesia (“Buyer”). Buyer and Seller are each referred to herein as a “Party” and collectively as the “Parties”.
WHEREAS, Buyer and Seller entered into that certain Amended and Restated LNG Sale and Purchase Agreement (FOB) dated March 20, 2015, as amended by Amendment No. 1 of Amended and Restated LNG Sale and Purchase Agreement (FOB) dated February 04, 2016 (the “Agreement”);
WHEREAS, the Parties have agreed to amend the Agreement to effect a change to the definition of “LIBOR” in section 1.1 (Definitions), the procedures set forth in Sections 8(b) and 9(c) of Exhibit A and Section 25 (Notices) of the Agreement;
WHEREAS, this Amendment is hereby entered into by the Parties pursuant to Section 24.4 (Amendments and Waiver) of the Agreement;
NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the Parties, intending to be legally bound, hereby agree as follows:
AGREEMENT

1.	Definitions. Capitalized terms used but not defined herein shall have the meaning provided in the Agreement.

2.	Amendment.

a.	The definition of “LIBOR” in Section 1.1 shall be deleted in its entirety, and the following is inserted in lieu thereof:

“LIBOR:
on or from any Day, the percentage rate per annum published two (2) London Banking Days before that Day (or, if that Day is not a London Banking Day, published two (2) London Banking Days before the nearest preceding London Banking Day) at 11:00 a.m. London time, by the ICE Benchmark Administration Ltd that appears on the Reuters Screen LIBOR01 page as three (3) Month USD LIBOR or, if no such rate is published, such other rate representing the cost of three (3) Month USD funds in the London interbank lending market on that Day as reasonably agreed by the Parties;”

b.	Section 25.1.1(c)(iii) of the Agreement is amended by deleting such section in its entirety, and the following is inserted in lieu thereof:

“(iii) with respect to any notice, invoice, or other communication to be sent pursuant to Sections 4.2, 7, 8, 10 or 12 (or others as may be agreed by the Parties), be sent by electronic mail to the e-mail address of the other Party which is shown below or to such other e-mail address as the other Party shall by notice require; and”

c.	Section 25.2.1 of the Agreement is amended by revising the phrase in the first sentence that reads “if sent by facsimile” to read “if sent by facsimile or electronic mail”.

d.	Section 8(b) of Exhibit A of the Agreement is amended by deleting such section in its entirety, and the following is inserted in lieu thereof:
“b)    Manual Samples. Seller shall collect a total of six (6) spot samples from the vaporizer during full rate of loading - two samples when the loading is twenty-five percent (25%), two samples when loading is at fifty percent (50%) and two samples when loading is at seventy-five percent (75%) complete. Spot samples shall be collected in accordance with Gas Processors Association (“GPA”) Standard 2166 - Methods for Obtaining Gas Samples for Analysis by Gas Chromatography - or by other mutually agreeable methods. The samples shall be properly labeled. Seller shall retain all six (6) samples for a period of forty (40) days, unless the analysis is in dispute; provided, however, Buyer may request in writing prior to the loading for Seller distribute one set (25%, 50%, 75%) of such samples to Buyer. If the analysis is in dispute, the remaining samples will be retained until the dispute is resolved.
If Buyer requests a set of samples for distribution, Buyer shall return the set of sample cylinders provided or an identical set within sixty (60) days. If the set of sample cylinders provided are not returned or replaced to Seller’s satisfaction within the sixty (60) days, Seller will procure replacement cylinders and Buyer will be invoiced for the cost of replacement cylinders inclusive of preparation cost.

e.	Section 9(c) of Exhibit A of the Agreement is amended by deleting such section in its entirety, and the following is inserted in lieu thereof:
“c)    GPA Standard 2377. Seller shall determine the presence of Hydrogen Sulfide (H2S) by use of GPA Standard 2377 - Test of Hydrogen Sulfide and Carbon Dioxide in Gas Using Length of Stain Tubes. Total sulfur will be determined as the summation of sulfur compounds (i.e. mercaptans) following ASTM D1988-06 (Standard Test Method for Mercaptans in Natural Gas using Length-of-Stain Detector Tubes). If the presence of Hydrogen Sulfide or sulfur compounds is detected, an additional test shall be performed to confirm the respective concentration(s) following either: (i) ASTM D6228 (Determination of Sulfur Compounds in Natural Gas and Gaseous Fuels by Gas Chromatography and Flame Photometric Detection), (ii) ASTM D5504 (Determination of Sulfur Compounds in Natural Gas and Gaseous Fuels by Gas Chromatography and Chemiluminescence), (iii) ASTM D6667 (Determination of Total Volatile Sulfur in Gaseous Hydrocarbons and Liquefied Petroleum Gases by Ultraviolet Fluorescence), or (iv) any other testing method mutually agreed by the Parties.”

3.	Miscellaneous

a.	Force and Effect. All provisions of the Agreement not specifically amended hereby shall remain in full force and effect.

b.
Further Assurances. Each Party hereby agrees to take all such action as may be necessary to effectuate fully the purposes of this Amendment, including causing this Amendment or any document contemplated herein to be duly registered, notarized, attested, consularized and stamped in any applicable jurisdiction.

c.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (United States of America) without regard to principles of conflict of laws that would specify the use of other laws.

d.
Confidentiality; Dispute Resolution; Immunity, Contract Language. The provisions of Section 19 (Confidentiality), Section 21.1 (Dispute Resolution), Section 21.4 (Immunity), and Section 23 of the Agreement shall apply in this Amendment as if incorporated herein mutatis mutandis on the basis that references therein to the Agreement are to this Amendment.

e.
Entire Agreement. The Agreement, as amended by this Amendment, constitutes the entire agreement between the Parties, and includes all promises and representations, express or implied, and supersedes all other prior agreements and representations, written or oral, between the Parties relating to the subject matter thereof.

f.
Amendments and Waiver. This Amendment may not be supplemented, amended, modified or changed except by an instrument in writing signed by all Parties. A Party shall not be deemed to have waived any right or remedy under this Amendment by reason of such Party’s failure to enforce such right or remedy.

g.	Successors. The terms and provisions of this Amendment shall inure to the benefit of and shall be binding upon the Parties and their respective successors and permitted assigns.

h.
Severability. If a court of competent jurisdiction or arbitral tribunal determines that any clause or provision of this Amendment is void, illegal, or unenforceable, the other clauses and provisions of the Amendment shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the maximum extent permissible by law.

i.
No Third Party Beneficiaries. Except as expressly contemplated by the Agreement, nothing in this Amendment shall entitle any party other than the Parties to this Amendment to any claim, cause of action, remedy or right of any kind.

j.
Counterparts. This Amendment may be executed by signing the original or a counterpart thereof (including by facsimile or email transmission). If this Amendment is executed in counterparts, all counterparts taken together shall have the same effect as if the undersigned parties hereto had signed the same instrument.

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IN WITNESS WHEREOF, each of the undersigned Parties has caused this Amendment to be executed as of the date first above written.

SELLER:	BUYER:

Corpus Christi Liquefaction, LLC	PT Pertamina (Persero)

/s/ Florian Pintgen	/s/ Basuki Trikora Putra
Name: Florian Pintgen	Name: Basuki Trikora Putra
Title: Vice President, Commercial Operations	Title: Corporate Marketing Director

Signature Page to Amendment No. 2 of Amended and Restated LNG Sale and Purchase Agreement